EXHIBIT 21







                                               SUBSIDIARIES OF THE REGISTRANT(1)




      Parent                                 Subsidiary                   Ownership         Organization
      ------                                 ----------                   ---------         ------------

Midland Capital Holdings             Midland Federal Savings and Loan        100%             Federal
Corporation                          Association



(1)      Upon consummation of the Reorganization.

         The financial statements of the Registrant will be consolidated with those of its subsidiaries upon completion of the Reorganization.